PROSPECTUS

MAY 1, 2006

SUN LIFE FINANCIAL MASTERSSM ACCESS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Multi-Cap Equity Funds
Franklin Templeton VIP Trust Templeton Developing	Sun Capital® All Cap Fund - S Class
Markets Securities Fund - Class 2	Specialty Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/Sun Life Emerging Markets Equity - S Class	PIMCO VIT CommodityRealReturn Strategy
MFS/ Sun Life Massachusetts Investors Trust	Portfolio
- S Class	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund®
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
Fidelity VIP Freedom 2015 Portfolio - Service Class 2
Fidelity VIP Freedom 2020 Portfolio - Service Class 2

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 44 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS *

PRODUCT HIGHLIGHTS *

FEES AND EXPENSES *

EXAMPLE *

CONDENSED FINANCIAL INFORMATION *

THE ANNUITY CONTRACT *

COMMUNICATING TO US ABOUT YOUR CONTRACT *

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) *

THE VARIABLE ACCOUNT *

VARIABLE ACCOUNT OPTIONS: THE FUNDS *

THE FIXED ACCOUNT *

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS *

THE ACCUMULATION PHASE *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Other Programs *

WITHDRAWALS AND MARKET VALUE ADJUSTMENT *

Cash Withdrawals *

Market Value Adjustment *

CONTRACT CHARGES *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification In the Case of Group Contracts *

DEATH BENEFIT *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

THE INCOME PHASE - ANNUITY PROVISIONS *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

OTHER CONTRACT PROVISIONS *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

TAX CONSIDERATIONS *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

ADMINISTRATION OF THE CONTRACT *

DISTRIBUTION OF THE CONTRACT *

PERFORMANCE INFORMATION *

AVAILABLE INFORMATION *

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE *

STATE REGULATION *

LEGAL PROCEEDINGS *

FINANCIAL STATEMENTS *

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION *

APPENDIX A - GLOSSARY *

APPENDIX B - MARKET VALUE ADJUSTMENT *

APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT *

APPENDIX D - CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX E - CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT *

APPENDIX F - CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT *

APPENDIX G - CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT *

APPENDIX H - CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX I - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS *

APPENDIX J - CONDENSED FINANCIAL INFORMATION *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Access Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.55% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution fee of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in you state. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer (currently $0):	$15[1]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%[2]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50[3]*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.55%[4]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%[5]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Rider:	2.30%
[1]

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[2]

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- for Premium Taxes.")

[3]

The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

[4]

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.35% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

[5]

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[6]*	0.25%	3.04%
[6]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are % and %, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$543	$1,807	$3,035	$5,953
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$543	$1,807	$3,035	$5,953

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive than the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit. In calculating the amount payable under the death benefit, we may reduce the death benefit amount to an amount equal to the death benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                         * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no surviving Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we receive your Application in good order), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the Issue Date. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total purchase payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Open Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax-sheltered annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. - source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 2.00% of Purchase Payments, and 1.00% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount..

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $177,420, $781,944, and $845,405, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Access Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                State               Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1.

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor  =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      = [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        = (.981) ^ 2-1

                              = .963-1

                                      = -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor = [(1+1) / (1+J+b)] ^ (N/12)-1

= [(1+.06) / (1+ .05)] ^ (24/12) -1

= (1.010) ^ 2-1

= 1.019-1

= .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 79,950.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 59,950.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D -
CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E -
CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier
Amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F -
CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus
with 5% Roll-up amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G -
CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H -
CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may also make subsequent payments to the following investment options that were available prior to that date:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund® - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX J -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS ACCESS should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.309	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.308	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.306	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.305	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2005	10.000	10.302	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.388	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.384	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.383	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.381	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.380	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2005	10.000	10.377	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.429	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.425	4,912

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.424	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.422	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.421	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2005	10.000	10.418	0

Franklin Small Cap Value Securities Fund	01	2005	16.514	17.657	22,297
Franklin Small Cap Value Securities Fund	01	2004	13.576	16.514	19,580
Franklin Small Cap Value Securities Fund	01	2003	10.453	13.576	3,124
Franklin Small Cap Value Securities Fund	01	2002	10.000	10.453	359

Franklin Small Cap Value Securities Fund	02	2005	16.433	17.535	49,328
Franklin Small Cap Value Securities Fund	02	2004	13.537	16.433	29,473
Franklin Small Cap Value Securities Fund	02	2003	10.444	13.537	10,469
Franklin Small Cap Value Securities Fund	02	2002	10.000	10.444	0

Franklin Small Cap Value Securities Fund	03	2005	16.413	17.505	3,089
Franklin Small Cap Value Securities Fund	03	2004	13.528	16.413	1,647
Franklin Small Cap Value Securities Fund	03	2003	10.442	13.528	137
Franklin Small Cap Value Securities Fund	03	2002	10.000	10.442	0

Franklin Small Cap Value Securities Fund	04	2005	16.352	17.414	29,745
Franklin Small Cap Value Securities Fund	04	2004	13.499	16.352	22,232
Franklin Small Cap Value Securities Fund	04	2003	10.435	13.499	9,848
Franklin Small Cap Value Securities Fund	04	2002	10.000	10.435	1,986

Franklin Small Cap Value Securities Fund	05	2005	16.332	17.384	2,473
Franklin Small Cap Value Securities Fund	05	2004	13.489	16.332	2,473
Franklin Small Cap Value Securities Fund	05	2003	10.433	13.489	2,534
Franklin Small Cap Value Securities Fund	05	2002	10.000	10.433	0

Franklin Small Cap Value Securities Fund	06	2005	16.272	17.293	5,229
Franklin Small Cap Value Securities Fund	06	2004	13.460	16.272	5,231
Franklin Small Cap Value Securities Fund	06	2003	10.427	13.460	86
Franklin Small Cap Value Securities Fund	06	2002	10.000	10.427	0

Lord Abbett All Value Portfolio	01	2005	11.817	12.424	21,268
Lord Abbett All Value Portfolio	01	2004	10.390	11.817	17,930
Lord Abbett All Value Portfolio	01	2003	10.000	10.390	0

Lord Abbett All Value Portfolio	02	2005	11.792	12.372	73,659
Lord Abbett All Value Portfolio	02	2004	10.388	11.792	35,899
Lord Abbett All Value Portfolio	02	2003	10.000	10.388	0

Lord Abbett All Value Portfolio	03	2005	11.785	12.359	8
Lord Abbett All Value Portfolio	03	2004	10.388	11.785	46
Lord Abbett All Value Portfolio	03	2003	10.000	10.388	0

Lord Abbett All Value Portfolio	04	2005	11.766	12.320	22,871
Lord Abbett All Value Portfolio	04	2004	10.387	11.766	19,209
Lord Abbett All Value Portfolio	04	2003	10.000	10.387	0

Lord Abbett All Value Portfolio	05	2005	11.760	12.307	0
Lord Abbett All Value Portfolio	05	2004	10.387	11.760	0
Lord Abbett All Value Portfolio	05	2003	10.000	10.387	0

Lord Abbett All Value Portfolio	06	2005	11.740	12.268	7,093
Lord Abbett All Value Portfolio	06	2004	10.386	11.740	7,093
Lord Abbett All Value Portfolio	06	2003	10.000	10.386	0

Lord Abbett Series Fund Growth and Income	01	2005	15.269	15.497	99,020
Lord Abbett Series Fund Growth and Income	01	2004	13.789	15.269	83,826
Lord Abbett Series Fund Growth and Income	01	2003	10.706	13.789	29,563
Lord Abbett Series Fund Growth and Income	01	2002	10.000	10.706	0

Lord Abbett Series Fund Growth and Income	02	2005	15.194	15.390	254,898
Lord Abbett Series Fund Growth and Income	02	2004	13.749	15.194	184,296
Lord Abbett Series Fund Growth and Income	02	2003	10.698	13.749	86,424
Lord Abbett Series Fund Growth and Income	02	2002	10.000	10.698	654

Lord Abbett Series Fund Growth and Income	03	2005	15.175	15.363	0
Lord Abbett Series Fund Growth and Income	03	2004	13.739	15.175	2,967
Lord Abbett Series Fund Growth and Income	03	2003	10.695	13.739	39
Lord Abbett Series Fund Growth and Income	03	2002	10.000	10.695	0

Lord Abbett Series Fund Growth and Income	04	2005	15.119	15.283	66,434
Lord Abbett Series Fund Growth and Income	04	2004	13.710	15.119	45,559
Lord Abbett Series Fund Growth and Income	04	2003	10.689	13.710	12,668
Lord Abbett Series Fund Growth and Income	04	2002	10.000	10.689	3,671

Lord Abbett Series Fund Growth and Income	05	2005	15.101	15.257	0
Lord Abbett Series Fund Growth and Income	05	2004	13.700	15.101	0
Lord Abbett Series Fund Growth and Income	05	2003	10.687	13.700	0
Lord Abbett Series Fund Growth and Income	05	2002	10.000	10.687	0

Lord Abbett Series Fund Growth and Income	06	2005	15.045	15.177	5,460
Lord Abbett Series Fund Growth and Income	06	2004	13.670	15.045	9,191
Lord Abbett Series Fund Growth and Income	06	2003	10.680	13.670	3,741
Lord Abbett Series Fund Growth and Income	06	2002	10.000	10.680	0

Lord Abbett Series Fund Growth Opportunities	01	2005	11.165	11.483	17,471
Lord Abbett Series Fund Growth Opportunities	01	2004	10.211	11.165	9,631
Lord Abbett Series Fund Growth Opportunities	01	2003	10.000	10.211	0
Lord Abbett Series Fund Growth Opportunities	01	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	02	2005	11.140	11.435	54,837
Lord Abbett Series Fund Growth Opportunities	02	2004	10.210	11.140	31,976
Lord Abbett Series Fund Growth Opportunities	02	2003	10.000	10.210	0
Lord Abbett Series Fund Growth Opportunities	02	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	03	2005	11.134	11.423	1,767
Lord Abbett Series Fund Growth Opportunities	03	2004	10.210	11.134	0
Lord Abbett Series Fund Growth Opportunities	03	2003	10.000	10.210	0
Lord Abbett Series Fund Growth Opportunities	03	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	04	2005	11.116	11.386	14,813
Lord Abbett Series Fund Growth Opportunities	04	2004	10.209	11.116	7,735
Lord Abbett Series Fund Growth Opportunities	04	2003	10.000	10.209	0
Lord Abbett Series Fund Growth Opportunities	04	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	05	2005	11.110	11.375	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.208	11.110	0
Lord Abbett Series Fund Growth Opportunities	05	2003	10.000	10.208	0
Lord Abbett Series Fund Growth Opportunities	05	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	06	2005	11.092	11.339	812
Lord Abbett Series Fund Growth Opportunities	06	2004	10.207	11.092	817
Lord Abbett Series Fund Growth Opportunities	06	2003	10.000	10.207	0
Lord Abbett Series Fund Growth Opportunities	06	2002	10.000	10.000	0

Lord Abbett Series Fund Mid Cap Value	01	2005	15.946	16.964	89,289
Lord Abbett Series Fund Mid Cap Value	01	2004	13.078	15.946	83,487
Lord Abbett Series Fund Mid Cap Value	01	2003	10.664	13.078	9,479
Lord Abbett Series Fund Mid Cap Value	01	2002	10.000	10.664	0

Lord Abbett Series Fund Mid Cap Value	02	2005	15.868	16.847	90,710
Lord Abbett Series Fund Mid Cap Value	02	2004	13.041	15.868	77,964
Lord Abbett Series Fund Mid Cap Value	02	2003	10.655	13.041	19,735
Lord Abbett Series Fund Mid Cap Value	02	2002	10.000	10.655	0

Lord Abbett Series Fund Mid Cap Value	03	2005	15.848	16.818	2,710
Lord Abbett Series Fund Mid Cap Value	03	2004	13.031	15.848	3,107
Lord Abbett Series Fund Mid Cap Value	03	2003	10.653	13.031	267
Lord Abbett Series Fund Mid Cap Value	03	2002	10.000	10.653	0

Lord Abbett Series Fund Mid Cap Value	04	2005	15.790	16.730	105,088
Lord Abbett Series Fund Mid Cap Value	04	2004	13.003	15.790	58,978
Lord Abbett Series Fund Mid Cap Value	04	2003	10.646	13.003	26,923
Lord Abbett Series Fund Mid Cap Value	04	2002	10.000	10.646	9,443

Lord Abbett Series Fund Mid Cap Value	05	2005	15.771	16.701	5,705
Lord Abbett Series Fund Mid Cap Value	05	2004	12.994	15.771	5,705
Lord Abbett Series Fund Mid Cap Value	05	2003	10.644	12.994	7,628
Lord Abbett Series Fund Mid Cap Value	05	2002	10.000	10.644	0

Lord Abbett Series Fund Mid Cap Value	06	2005	15.712	16.614	5,576
Lord Abbett Series Fund Mid Cap Value	06	2004	12.966	15.712	3,636
Lord Abbett Series Fund Mid Cap Value	06	2003	10.638	12.966	87
Lord Abbett Series Fund Mid Cap Value	06	2002	10.000	10.638	0

MFS/Sun Life Bond Series S Class	01	2005	11.843	11.828	12,271
MFS/Sun Life Bond Series S Class	01	2004	11.376	11.843	13,109
MFS/Sun Life Bond Series S Class	01	2003	10.576	11.376	12,510
MFS/Sun Life Bond Series S Class	01	2002	10.000	10.576	0

MFS/Sun Life Bond Series S Class	02	2005	11.785	11.746	28,682
MFS/Sun Life Bond Series S Class	02	2004	11.344	11.785	36,294
MFS/Sun Life Bond Series S Class	02	2003	10.567	11.344	31,365
MFS/Sun Life Bond Series S Class	02	2002	10.000	10.567	1,352

MFS/Sun Life Bond Series S Class	03	2005	11.771	11.726	5,501
MFS/Sun Life Bond Series S Class	03	2004	11.336	11.771	6,387
MFS/Sun Life Bond Series S Class	03	2003	10.565	11.336	5,400
MFS/Sun Life Bond Series S Class	03	2002	10.000	10.565	0

MFS/Sun Life Bond Series S Class	04	2005	11.727	11.665	27,920
MFS/Sun Life Bond Series S Class	04	2004	11.311	11.727	30,422
MFS/Sun Life Bond Series S Class	04	2003	10.558	11.311	31,497
MFS/Sun Life Bond Series S Class	04	2002	10.000	10.558	4,076

MFS/Sun Life Bond Series S Class	05	2005	11.713	11.644	1,300
MFS/Sun Life Bond Series S Class	05	2004	11.303	11.713	1,300
MFS/Sun Life Bond Series S Class	05	2003	10.556	11.303	5,133
MFS/Sun Life Bond Series S Class	05	2002	10.000	10.556	0

MFS/Sun Life Bond Series S Class	06	2005	11.670	11.584	6,357
MFS/Sun Life Bond Series S Class	06	2004	11.279	11.670	7,217
MFS/Sun Life Bond Series S Class	06	2003	10.549	11.279	7,023
MFS/Sun Life Bond Series S Class	06	2002	10.000	10.549	0

MFS/Sun Life Capital Appreciation Series S Class	01	2005	14.485	14.329	482
MFS/Sun Life Capital Appreciation Series S Class	01	2004	13.301	14.485	3,486
MFS/Sun Life Capital Appreciation Series S Class	01	2003	10.542	13.301	4,482
MFS/Sun Life Capital Appreciation Series S Class	01	2002	10.000	10.542	0

MFS/Sun Life Capital Appreciation Series S Class	02	2005	14.414	14.230	29,418
MFS/Sun Life Capital Appreciation Series S Class	02	2004	13.263	14.414	31,845
MFS/Sun Life Capital Appreciation Series S Class	02	2003	10.534	13.263	33,241
MFS/Sun Life Capital Appreciation Series S Class	02	2002	10.000	10.534	311

MFS/Sun Life Capital Appreciation Series S Class	03	2005	14.396	14.206	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	13.254	14.396	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	10.532	13.254	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	10.000	10.532	0

MFS/Sun Life Capital Appreciation Series S Class	04	2005	14.343	14.132	14,753
MFS/Sun Life Capital Appreciation Series S Class	04	2004	13.225	14.343	12,897
MFS/Sun Life Capital Appreciation Series S Class	04	2003	10.525	13.225	10,354
MFS/Sun Life Capital Appreciation Series S Class	04	2002	10.000	10.525	520

MFS/Sun Life Capital Appreciation Series S Class	05	2005	14.325	14.107	0
MFS/Sun Life Capital Appreciation Series S Class	05	2004	13.216	14.325	0
MFS/Sun Life Capital Appreciation Series S Class	05	2003	10.523	13.216	3,243
MFS/Sun Life Capital Appreciation Series S Class	05	2002	10.000	10.523	0

MFS/Sun Life Capital Appreciation Series S Class	06	2005	14.273	14.034	417
MFS/Sun Life Capital Appreciation Series S Class	06	2004	13.187	14.273	4,137
MFS/Sun Life Capital Appreciation Series S Class	06	2003	10.516	13.187	3,718
MFS/Sun Life Capital Appreciation Series S Class	06	2002	10.000	10.516	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	14.764	14.704	2,045
MFS/Sun Life Capital Opportunities Series S Class	01	2004	13.348	14.764	2,685
MFS/Sun Life Capital Opportunities Series S Class	01	2003	10.608	13.348	383
MFS/Sun Life Capital Opportunities Series S Class	01	2002	10.000	10.608	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	14.691	14.602	6,200
MFS/Sun Life Capital Opportunities Series S Class	02	2004	13.310	14.691	3,977
MFS/Sun Life Capital Opportunities Series S Class	02	2003	10.599	13.310	3,562
MFS/Sun Life Capital Opportunities Series S Class	02	2002	10.000	10.599	1,267

MFS/Sun Life Capital Opportunities Series S Class	03	2005	14.673	14.577	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	13.300	14.673	0
MFS/Sun Life Capital Opportunities Series S Class	03	2003	10.597	13.300	0
MFS/Sun Life Capital Opportunities Series S Class	03	2002	10.000	10.597	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	14.619	14.501	5,466
MFS/Sun Life Capital Opportunities Series S Class	04	2004	13.272	14.619	3,568
MFS/Sun Life Capital Opportunities Series S Class	04	2003	10.590	13.272	3,568
MFS/Sun Life Capital Opportunities Series S Class	04	2002	10.000	10.590	2,412

MFS/Sun Life Capital Opportunities Series S Class	05	2005	14.601	14.476	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	13.262	14.601	0
MFS/Sun Life Capital Opportunities Series S Class	05	2003	10.588	13.262	0
MFS/Sun Life Capital Opportunities Series S Class	05	2002	10.000	10.588	0

MFS/Sun Life Capital Opportunities Series S Class	06	2005	14.547	14.400	0
MFS/Sun Life Capital Opportunities Series S Class	06	2004	13.234	14.547	0
MFS/Sun Life Capital Opportunities Series S Class	06	2003	10.582	13.234	0
MFS/Sun Life Capital Opportunities Series S Class	06	2002	10.000	10.582	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	14.973	16.029	2,504
MFS/Sun Life Emerging Growth Series S Class	01	2004	13.484	14.973	5,032
MFS/Sun Life Emerging Growth Series S Class	01	2003	10.460	13.484	2,371
MFS/Sun Life Emerging Growth Series S Class	01	2002	10.000	10.460	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	14.900	15.918	7,927
MFS/Sun Life Emerging Growth Series S Class	02	2004	13.446	14.900	5,499
MFS/Sun Life Emerging Growth Series S Class	02	2003	10.451	13.446	1,932
MFS/Sun Life Emerging Growth Series S Class	02	2002	10.000	10.451	596

MFS/Sun Life Emerging Growth Series S Class	03	2005	14.881	15.890	1,266
MFS/Sun Life Emerging Growth Series S Class	03	2004	13.436	14.881	0
MFS/Sun Life Emerging Growth Series S Class	03	2003	10.449	13.436	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	10.000	10.449	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	14.826	15.808	5,255
MFS/Sun Life Emerging Growth Series S Class	04	2004	13.407	14.826	5,158
MFS/Sun Life Emerging Growth Series S Class	04	2003	10.443	13.407	7,157
MFS/Sun Life Emerging Growth Series S Class	04	2002	10.000	10.443	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	14.808	15.780	1,720
MFS/Sun Life Emerging Growth Series S Class	05	2004	13.398	14.808	1,720
MFS/Sun Life Emerging Growth Series S Class	05	2003	10.441	13.398	1,788
MFS/Sun Life Emerging Growth Series S Class	05	2002	10.000	10.441	0

MFS/Sun Life Emerging Growth Series S Class	06	2005	14.754	15.698	622
MFS/Sun Life Emerging Growth Series S Class	06	2004	13.369	14.754	622
MFS/Sun Life Emerging Growth Series S Class	06	2003	10.434	13.369	0
MFS/Sun Life Emerging Growth Series S Class	06	2002	10.000	10.434	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.252	1,568

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.248	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.247	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.245	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.244	0

MFS/Sun Life Emerging Markets Equity Series S Class	06	2005	10.000	11.241	0

MFS/Sun Life Global Growth Series S Class	01	2005	15.474	16.692	2,531
MFS/Sun Life Global Growth Series S Class	01	2004	13.640	15.474	2,703
MFS/Sun Life Global Growth Series S Class	01	2003	10.269	13.640	1,854
MFS/Sun Life Global Growth Series S Class	01	2002	10.000	10.269	47,491

MFS/Sun Life Global Growth Series S Class	02	2005	15.398	16.577	5,953
MFS/Sun Life Global Growth Series S Class	02	2004	13.601	15.398	18,149
MFS/Sun Life Global Growth Series S Class	02	2003	10.260	13.601	17,511
MFS/Sun Life Global Growth Series S Class	02	2002	10.000	10.260	678

MFS/Sun Life Global Growth Series S Class	03	2005	15.379	16.548	0
MFS/Sun Life Global Growth Series S Class	03	2004	13.591	15.379	0
MFS/Sun Life Global Growth Series S Class	03	2003	10.258	13.591	0
MFS/Sun Life Global Growth Series S Class	03	2002	10.000	10.258	0

MFS/Sun Life Global Growth Series S Class	04	2005	15.323	16.462	5,712
MFS/Sun Life Global Growth Series S Class	04	2004	13.562	15.323	5,561
MFS/Sun Life Global Growth Series S Class	04	2003	10.252	13.562	5,675
MFS/Sun Life Global Growth Series S Class	04	2002	10.000	10.252	0

MFS/Sun Life Global Growth Series S Class	05	2005	15.304	16.434	0
MFS/Sun Life Global Growth Series S Class	05	2004	13.552	15.304	0
MFS/Sun Life Global Growth Series S Class	05	2003	10.250	13.552	0
MFS/Sun Life Global Growth Series S Class	05	2002	10.000	10.250	0

MFS/Sun Life Global Growth Series S Class	06	2005	15.247	16.348	0
MFS/Sun Life Global Growth Series S Class	06	2004	13.523	15.247	0
MFS/Sun Life Global Growth Series S Class	06	2003	10.243	13.523	0
MFS/Sun Life Global Growth Series S Class	06	2002	10.000	10.243	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.432	10.461	135,590
MFS/Sun Life Government Securities Series S Class	01	2004	10.249	10.432	132,118
MFS/Sun Life Government Securities Series S Class	01	2003	10.235	10.249	78,432
MFS/Sun Life Government Securities Series S Class	01	2002	10.000	10.235	302

MFS/Sun Life Government Securities Series S Class	02	2005	10.381	10.388	260,366
MFS/Sun Life Government Securities Series S Class	02	2004	10.219	10.381	231,601
MFS/Sun Life Government Securities Series S Class	02	2003	10.226	10.219	127,774
MFS/Sun Life Government Securities Series S Class	02	2002	10.000	10.226	5,049

MFS/Sun Life Government Securities Series S Class	03	2005	10.368	10.370	401
MFS/Sun Life Government Securities Series S Class	03	2004	10.212	10.368	5,270
MFS/Sun Life Government Securities Series S Class	03	2003	10.224	10.212	5,245
MFS/Sun Life Government Securities Series S Class	03	2002	10.000	10.224	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.330	10.316	66,004
MFS/Sun Life Government Securities Series S Class	04	2004	10.190	10.330	54,662
MFS/Sun Life Government Securities Series S Class	04	2003	10.218	10.190	31,602
MFS/Sun Life Government Securities Series S Class	04	2002	10.000	10.218	7,801

MFS/Sun Life Government Securities Series S Class	05	2005	10.317	10.298	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.183	10.317	0
MFS/Sun Life Government Securities Series S Class	05	2003	10.216	10.183	0
MFS/Sun Life Government Securities Series S Class	05	2002	10.000	10.216	0

MFS/Sun Life Government Securities Series S Class	06	2005	10.279	10.245	4,011
MFS/Sun Life Government Securities Series S Class	06	2004	10.161	10.279	6,966
MFS/Sun Life Government Securities Series S Class	06	2003	10.209	10.161	10,805
MFS/Sun Life Government Securities Series S Class	06	2002	10.000	10.209	1,367

MFS/Sun Life High Yield Series S Class	01	2005	13.463	13.491	168,466
MFS/Sun Life High Yield Series S Class	01	2004	12.523	13.463	181,013
MFS/Sun Life High Yield Series S Class	01	2003	10.510	12.523	274,971
MFS/Sun Life High Yield Series S Class	01	2002	10.000	10.510	23,137

MFS/Sun Life High Yield Series S Class	02	2005	13.397	13.397	149,258
MFS/Sun Life High Yield Series S Class	02	2004	12.487	13.397	170,125
MFS/Sun Life High Yield Series S Class	02	2003	10.502	12.487	269,802
MFS/Sun Life High Yield Series S Class	02	2002	10.000	10.502	16,012

MFS/Sun Life High Yield Series S Class	03	2005	13.380	13.374	241
MFS/Sun Life High Yield Series S Class	03	2004	12.478	13.380	281
MFS/Sun Life High Yield Series S Class	03	2003	10.499	12.478	263
MFS/Sun Life High Yield Series S Class	03	2002	10.000	10.499	0

MFS/Sun Life High Yield Series S Class	04	2005	13.331	13.304	72,907
MFS/Sun Life High Yield Series S Class	04	2004	12.451	13.331	97,254
MFS/Sun Life High Yield Series S Class	04	2003	10.493	12.451	54,640
MFS/Sun Life High Yield Series S Class	04	2002	10.000	10.493	17,616

MFS/Sun Life High Yield Series S Class	05	2005	13.315	13.281	2,943
MFS/Sun Life High Yield Series S Class	05	2004	12.442	13.315	2,943
MFS/Sun Life High Yield Series S Class	05	2003	10.491	12.442	7,762
MFS/Sun Life High Yield Series S Class	05	2002	10.000	10.491	0

MFS/Sun Life High Yield Series S Class	06	2005	13.266	13.212	8,014
MFS/Sun Life High Yield Series S Class	06	2004	12.415	13.266	8,643
MFS/Sun Life High Yield Series S Class	06	2003	10.484	12.415	5,010
MFS/Sun Life High Yield Series S Class	06	2002	10.000	10.484	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	13.292	13.609	34,190
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	12.365	13.292	42,380
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	10.240	12.365	18,285
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.000	10.240	318

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	13.227	13.515	68,884
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	12.330	13.227	38,343
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	10.231	12.330	31,581
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.000	10.231	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	13.211	13.492	5,274
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	12.321	13.211	6,995
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	10.229	12.321	3,438
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.000	10.229	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	13.162	13.422	39,021
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	12.295	13.162	36,051
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	10.223	12.295	41,203
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.000	10.223	1,007

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	13.146	13.398	3,192
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	12.286	13.146	3,192
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	10.221	12.286	9,930
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.000	10.221	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	13.097	13.329	3,257
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	12.259	13.097	3,257
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	10.214	12.259	3,258
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.000	10.214	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	13.801	14.574	46,620
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	12.566	13.801	18,919
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	10.439	12.566	22,859
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	10.000	10.439	12,683

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	13.734	14.473	129,407
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	12.530	13.734	24,113
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	10.431	12.530	20,367
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	10.000	10.431	600

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	13.717	14.448	1,865
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	12.521	13.717	132
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	10.428	12.521	132
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	10.000	10.428	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	13.667	14.373	35,677
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	12.494	13.667	11,814
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	10.422	12.494	16,075
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	10.000	10.422	7,502

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	13.650	14.348	605
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	12.485	13.650	605
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	10.420	12.485	605
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	10.000	10.420	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	13.599	14.273	547
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	12.458	13.599	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	10.413	12.458	5,012
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	10.000	10.413	0

MFS/Sun Life Mid Cap Growth Series S Class	01	2005	16.161	16.329	5,132
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	14.386	16.161	6,139
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	10.657	14.386	5,933
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	10.000	10.657	630

MFS/Sun Life Mid Cap Growth Series S Class	02	2005	16.082	16.216	20,353
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	14.345	16.082	24,160
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	10.648	14.345	20,865
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	10.000	10.648	292

MFS/Sun Life Mid Cap Growth Series S Class	03	2005	16.062	16.188	1,714
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	14.335	16.062	1,675
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	10.646	14.335	1,415
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	10.000	10.646	0

MFS/Sun Life Mid Cap Growth Series S Class	04	2005	16.003	16.103	6,689
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	14.304	16.003	7,717
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	10.639	14.304	7,698
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	10.000	10.639	3,306

MFS/Sun Life Mid Cap Growth Series S Class	05	2005	15.984	16.076	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2004	14.294	15.984	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2003	10.637	14.294	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2002	10.000	10.637	0

MFS/Sun Life Mid Cap Growth Series S Class	06	2005	15.925	15.992	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2004	14.263	15.925	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2003	10.630	14.263	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2002	10.000	10.630	0

MFS/Sun Life Mid Cap Value Series S Class	01	2005	16.100	16.999	2,505
MFS/Sun Life Mid Cap Value Series S Class	01	2004	13.453	16.100	3,097
MFS/Sun Life Mid Cap Value Series S Class	01	2003	10.376	13.453	3,152
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.000	10.376	0

MFS/Sun Life Mid Cap Value Series S Class	02	2005	16.022	16.882	17,112
MFS/Sun Life Mid Cap Value Series S Class	02	2004	13.415	16.022	18,128
MFS/Sun Life Mid Cap Value Series S Class	02	2003	10.367	13.415	21,086
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.000	10.367	0

MFS/Sun Life Mid Cap Value Series S Class	03	2005	16.002	16.852	0
MFS/Sun Life Mid Cap Value Series S Class	03	2004	13.405	16.002	74
MFS/Sun Life Mid Cap Value Series S Class	03	2003	10.365	13.405	41
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.000	10.365	0

MFS/Sun Life Mid Cap Value Series S Class	04	2005	15.943	16.765	4,432
MFS/Sun Life Mid Cap Value Series S Class	04	2004	13.376	15.943	3,011
MFS/Sun Life Mid Cap Value Series S Class	04	2003	10.358	13.376	1,554
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.000	10.358	0

MFS/Sun Life Mid Cap Value Series S Class	05	2005	15.924	16.736	0
MFS/Sun Life Mid Cap Value Series S Class	05	2004	13.367	15.924	0
MFS/Sun Life Mid Cap Value Series S Class	05	2003	10.356	13.367	0
MFS/Sun Life Mid Cap Value Series S Class	05	2002	10.000	10.356	0

MFS/Sun Life Mid Cap Value Series S Class	06	2005	15.865	16.648	415
MFS/Sun Life Mid Cap Value Series S Class	06	2004	13.338	15.865	415
MFS/Sun Life Mid Cap Value Series S Class	06	2003	10.350	13.338	0
MFS/Sun Life Mid Cap Value Series S Class	06	2002	10.000	10.350	0

MFS/Sun Life Money Market Series S Class	01	2005	9.723	9.793	219,956
MFS/Sun Life Money Market Series S Class	01	2004	9.835	9.723	208,258
MFS/Sun Life Money Market Series S Class	01	2003	9.967	9.835	84,153
MFS/Sun Life Money Market Series S Class	01	2002	10.000	9.967	142,702

MFS/Sun Life Money Market Series S Class	02	2005	9.675	9.726	379,920
MFS/Sun Life Money Market Series S Class	02	2004	9.807	9.675	248,174
MFS/Sun Life Money Market Series S Class	02	2003	9.959	9.807	164,065
MFS/Sun Life Money Market Series S Class	02	2002	10.000	9.959	4,601

MFS/Sun Life Money Market Series S Class	03	2005	9.663	9.709	0
MFS/Sun Life Money Market Series S Class	03	2004	9.800	9.663	0
MFS/Sun Life Money Market Series S Class	03	2003	9.957	9.800	0
MFS/Sun Life Money Market Series S Class	03	2002	10.000	9.957	0

MFS/Sun Life Money Market Series S Class	04	2005	9.628	9.658	28,043
MFS/Sun Life Money Market Series S Class	04	2004	9.779	9.628	9,877
MFS/Sun Life Money Market Series S Class	04	2003	9.951	9.779	34,008
MFS/Sun Life Money Market Series S Class	04	2002	10.000	9.951	5,818

MFS/Sun Life Money Market Series S Class	05	2005	9.616	9.642	0
MFS/Sun Life Money Market Series S Class	05	2004	9.772	9.616	0
MFS/Sun Life Money Market Series S Class	05	2003	9.949	9.772	0
MFS/Sun Life Money Market Series S Class	05	2002	10.000	9.949	0

MFS/Sun Life Money Market Series S Class	06	2005	9.580	9.591	808
MFS/Sun Life Money Market Series S Class	06	2004	9.751	9.580	653
MFS/Sun Life Money Market Series S Class	06	2003	9.943	9.751	0
MFS/Sun Life Money Market Series S Class	06	2002	10.000	9.943	0

MFS/Sun Life New Discovery Series S Class	01	2005	14.383	14.840	24,170
MFS/Sun Life New Discovery Series S Class	01	2004	13.647	14.383	14,335
MFS/Sun Life New Discovery Series S Class	01	2003	10.283	13.647	6,783
MFS/Sun Life New Discovery Series S Class	01	2002	10.000	10.283	377

MFS/Sun Life New Discovery Series S Class	02	2005	14.313	14.737	63,637
MFS/Sun Life New Discovery Series S Class	02	2004	13.609	14.313	31,491
MFS/Sun Life New Discovery Series S Class	02	2003	10.274	13.609	4,144
MFS/Sun Life New Discovery Series S Class	02	2002	10.000	10.274	305

MFS/Sun Life New Discovery Series S Class	03	2005	14.295	14.712	161
MFS/Sun Life New Discovery Series S Class	03	2004	13.599	14.295	764
MFS/Sun Life New Discovery Series S Class	03	2003	10.272	13.599	161
MFS/Sun Life New Discovery Series S Class	03	2002	10.000	10.272	0

MFS/Sun Life New Discovery Series S Class	04	2005	14.242	14.635	18,321
MFS/Sun Life New Discovery Series S Class	04	2004	13.570	14.242	8,813
MFS/Sun Life New Discovery Series S Class	04	2003	10.266	13.570	1,342
MFS/Sun Life New Discovery Series S Class	04	2002	10.000	10.266	0

MFS/Sun Life New Discovery Series S Class	05	2005	14.225	14.610	738
MFS/Sun Life New Discovery Series S Class	05	2004	13.560	14.225	738
MFS/Sun Life New Discovery Series S Class	05	2003	10.264	13.560	738
MFS/Sun Life New Discovery Series S Class	05	2002	10.000	10.264	0

MFS/Sun Life New Discovery Series S Class	06	2005	14.172	14.534	243
MFS/Sun Life New Discovery Series S Class	06	2004	13.531	14.172	232
MFS/Sun Life New Discovery Series S Class	06	2003	10.257	13.531	0
MFS/Sun Life New Discovery Series S Class	06	2002	10.000	10.257	0

MFS/Sun Life Research International Series S Class	01	2005	15.765	18.007	33,687
MFS/Sun Life Research International Series S Class	01	2004	13.259	15.765	33,061
MFS/Sun Life Research International Series S Class	01	2003	10.110	13.259	27,518
MFS/Sun Life Research International Series S Class	01	2002	10.000	10.110	49,179

MFS/Sun Life Research International Series S Class	02	2005	15.687	17.882	45,265
MFS/Sun Life Research International Series S Class	02	2004	13.221	15.687	24,730
MFS/Sun Life Research International Series S Class	02	2003	10.102	13.221	11,220
MFS/Sun Life Research International Series S Class	02	2002	10.000	10.102	329

MFS/Sun Life Research International Series S Class	03	2005	15.668	17.851	7,304
MFS/Sun Life Research International Series S Class	03	2004	13.211	15.668	4,546
MFS/Sun Life Research International Series S Class	03	2003	10.100	13.211	2,670
MFS/Sun Life Research International Series S Class	03	2002	10.000	10.100	0

MFS/Sun Life Research International Series S Class	04	2005	15.610	17.758	40,584
MFS/Sun Life Research International Series S Class	04	2004	13.183	15.610	33,639
MFS/Sun Life Research International Series S Class	04	2003	10.094	13.183	18,443
MFS/Sun Life Research International Series S Class	04	2002	10.000	10.094	1,968

MFS/Sun Life Research International Series S Class	05	2005	15.591	17.728	941
MFS/Sun Life Research International Series S Class	05	2004	13.174	15.591	941
MFS/Sun Life Research International Series S Class	05	2003	10.092	13.174	0
MFS/Sun Life Research International Series S Class	05	2002	10.000	10.092	0

MFS/Sun Life Research International Series S Class	06	2005	15.534	17.635	0
MFS/Sun Life Research International Series S Class	06	2004	13.145	15.534	0
MFS/Sun Life Research International Series S Class	06	2003	10.085	13.145	0
MFS/Sun Life Research International Series S Class	06	2002	10.000	10.085	0

MFS/Sun Life Research Series S Class	01	2005	14.528	15.382	11,226
MFS/Sun Life Research Series S Class	01	2004	12.792	14.528	9,552
MFS/Sun Life Research Series S Class	01	2003	10.409	12.792	7,237
MFS/Sun Life Research Series S Class	01	2002	10.000	10.409	0

MFS/Sun Life Research Series S Class	02	2005	14.457	15.276	12,489
MFS/Sun Life Research Series S Class	02	2004	12.755	14.457	10,214
MFS/Sun Life Research Series S Class	02	2003	10.401	12.755	3,475
MFS/Sun Life Research Series S Class	02	2002	10.000	10.401	0

MFS/Sun Life Research Series S Class	03	2005	14.439	15.250	265
MFS/Sun Life Research Series S Class	03	2004	12.746	14.439	265
MFS/Sun Life Research Series S Class	03	2003	10.399	12.746	266
MFS/Sun Life Research Series S Class	03	2002	10.000	10.399	0

MFS/Sun Life Research Series S Class	04	2005	14.386	15.170	14,227
MFS/Sun Life Research Series S Class	04	2004	12.719	14.386	9,226
MFS/Sun Life Research Series S Class	04	2003	10.392	12.719	10,236
MFS/Sun Life Research Series S Class	04	2002	10.000	10.392	0

MFS/Sun Life Research Series S Class	05	2005	14.368	15.144	4,638
MFS/Sun Life Research Series S Class	05	2004	12.710	14.368	4,638
MFS/Sun Life Research Series S Class	05	2003	10.390	12.710	4,724
MFS/Sun Life Research Series S Class	05	2002	10.000	10.390	0

MFS/Sun Life Research Series S Class	06	2005	14.315	15.065	0
MFS/Sun Life Research Series S Class	06	2004	12.682	14.315	0
MFS/Sun Life Research Series S Class	06	2003	10.384	12.682	0
MFS/Sun Life Research Series S Class	06	2002	10.000	10.384	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	14.546	14.467	13,906
MFS/Sun Life Strategic Growth Series S Class	01	2004	13.885	14.546	12,622
MFS/Sun Life Strategic Growth Series S Class	01	2003	11.118	13.885	11,395
MFS/Sun Life Strategic Growth Series S Class	01	2002	10.000	11.118	1,091

MFS/Sun Life Strategic Growth Series S Class	02	2005	14.475	14.367	40,800
MFS/Sun Life Strategic Growth Series S Class	02	2004	13.845	14.475	34,060
MFS/Sun Life Strategic Growth Series S Class	02	2003	11.108	13.845	26,490
MFS/Sun Life Strategic Growth Series S Class	02	2002	10.000	11.108	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	14.458	14.343	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	13.835	14.458	2,762
MFS/Sun Life Strategic Growth Series S Class	03	2003	11.106	13.835	57
MFS/Sun Life Strategic Growth Series S Class	03	2002	10.000	11.106	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	14.404	14.268	14,052
MFS/Sun Life Strategic Growth Series S Class	04	2004	13.805	14.404	17,148
MFS/Sun Life Strategic Growth Series S Class	04	2003	11.099	13.805	11,159
MFS/Sun Life Strategic Growth Series S Class	04	2002	10.000	11.099	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	14.387	14.243	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	13.796	14.387	0
MFS/Sun Life Strategic Growth Series S Class	05	2003	11.097	13.796	0
MFS/Sun Life Strategic Growth Series S Class	05	2002	10.000	11.097	0

MFS/Sun Life Strategic Growth Series S Class	06	2005	14.334	14.169	0
MFS/Sun Life Strategic Growth Series S Class	06	2004	13.766	14.334	0
MFS/Sun Life Strategic Growth Series S Class	06	2003	11.090	13.766	0
MFS/Sun Life Strategic Growth Series S Class	06	2002	10.000	11.090	0

MFS/Sun Life Strategic Income Series S Class	01	2005	12.233	12.219	12,424
MFS/Sun Life Strategic Income Series S Class	01	2004	11.541	12.233	20,037
MFS/Sun Life Strategic Income Series S Class	01	2003	10.438	11.541	37,633
MFS/Sun Life Strategic Income Series S Class	01	2002	10.000	10.438	0

MFS/Sun Life Strategic Income Series S Class	02	2005	12.173	12.134	2,077
MFS/Sun Life Strategic Income Series S Class	02	2004	11.508	12.173	31,294
MFS/Sun Life Strategic Income Series S Class	02	2003	10.430	11.508	22,435
MFS/Sun Life Strategic Income Series S Class	02	2002	10.000	10.430	2,939

MFS/Sun Life Strategic Income Series S Class	03	2005	12.158	12.113	0
MFS/Sun Life Strategic Income Series S Class	03	2004	11.500	12.158	0
MFS/Sun Life Strategic Income Series S Class	03	2003	10.428	11.500	0
MFS/Sun Life Strategic Income Series S Class	03	2002	10.000	10.428	0

MFS/Sun Life Strategic Income Series S Class	04	2005	12.113	12.050	1,900
MFS/Sun Life Strategic Income Series S Class	04	2004	11.475	12.113	2,271
MFS/Sun Life Strategic Income Series S Class	04	2003	10.421	11.475	3,185
MFS/Sun Life Strategic Income Series S Class	04	2002	10.000	10.421	0

MFS/Sun Life Strategic Income Series S Class	05	2005	12.098	12.029	0
MFS/Sun Life Strategic Income Series S Class	05	2004	11.467	12.098	0
MFS/Sun Life Strategic Income Series S Class	05	2003	10.419	11.467	0
MFS/Sun Life Strategic Income Series S Class	05	2002	10.000	10.419	0

MFS/Sun Life Strategic Income Series S Class	06	2005	12.054	11.967	487
MFS/Sun Life Strategic Income Series S Class	06	2004	11.442	12.054	488
MFS/Sun Life Strategic Income Series S Class	06	2003	10.413	11.442	0
MFS/Sun Life Strategic Income Series S Class	06	2002	10.000	10.413	0

MFS/Sun Life Strategic Value Series S Class	01	2005	15.706	15.328	574
MFS/Sun Life Strategic Value Series S Class	01	2004	13.567	15.706	575
MFS/Sun Life Strategic Value Series S Class	01	2003	10.866	13.567	0
MFS/Sun Life Strategic Value Series S Class	01	2002	10.000	10.866	0

MFS/Sun Life Strategic Value Series S Class	02	2005	15.629	15.222	19,003
MFS/Sun Life Strategic Value Series S Class	02	2004	13.528	15.629	20,851
MFS/Sun Life Strategic Value Series S Class	02	2003	10.857	13.528	15,722
MFS/Sun Life Strategic Value Series S Class	02	2002	10.000	10.857	1,242

MFS/Sun Life Strategic Value Series S Class	03	2005	15.609	15.196	2,559
MFS/Sun Life Strategic Value Series S Class	03	2004	13.519	15.609	1,961
MFS/Sun Life Strategic Value Series S Class	03	2003	10.855	13.519	1,679
MFS/Sun Life Strategic Value Series S Class	03	2002	10.000	10.855	0

MFS/Sun Life Strategic Value Series S Class	04	2005	15.552	15.117	8,940
MFS/Sun Life Strategic Value Series S Class	04	2004	13.489	15.552	12,935
MFS/Sun Life Strategic Value Series S Class	04	2003	10.848	13.489	13,935
MFS/Sun Life Strategic Value Series S Class	04	2002	10.000	10.848	4,142

MFS/Sun Life Strategic Value Series S Class	05	2005	15.533	15.090	627
MFS/Sun Life Strategic Value Series S Class	05	2004	13.480	15.533	627
MFS/Sun Life Strategic Value Series S Class	05	2003	10.846	13.480	3,605
MFS/Sun Life Strategic Value Series S Class	05	2002	10.000	10.846	0

MFS/Sun Life Strategic Value Series S Class	06	2005	15.476	15.012	244
MFS/Sun Life Strategic Value Series S Class	06	2004	13.451	15.476	244
MFS/Sun Life Strategic Value Series S Class	06	2003	10.839	13.451	244
MFS/Sun Life Strategic Value Series S Class	06	2002	10.000	10.839	0

MFS/Sun Life Total Return Series S Class	01	2005	13.193	13.334	472,908
MFS/Sun Life Total Return Series S Class	01	2004	12.076	13.193	377,859
MFS/Sun Life Total Return Series S Class	01	2003	10.514	12.076	118,679
MFS/Sun Life Total Return Series S Class	01	2002	10.000	10.514	17,815

MFS/Sun Life Total Return Series S Class	02	2005	13.128	13.241	615,097
MFS/Sun Life Total Return Series S Class	02	2004	12.041	13.128	422,263
MFS/Sun Life Total Return Series S Class	02	2003	10.506	12.041	166,941
MFS/Sun Life Total Return Series S Class	02	2002	10.000	10.506	3,901

MFS/Sun Life Total Return Series S Class	03	2005	13.112	13.218	2,058
MFS/Sun Life Total Return Series S Class	03	2004	12.032	13.112	6,535
MFS/Sun Life Total Return Series S Class	03	2003	10.504	12.032	3,437
MFS/Sun Life Total Return Series S Class	03	2002	10.000	10.504	0

MFS/Sun Life Total Return Series S Class	04	2005	13.064	13.150	178,375
MFS/Sun Life Total Return Series S Class	04	2004	12.007	13.064	114,522
MFS/Sun Life Total Return Series S Class	04	2003	10.497	12.007	32,114
MFS/Sun Life Total Return Series S Class	04	2002	10.000	10.497	7,446

MFS/Sun Life Total Return Series S Class	05	2005	13.048	13.127	1,875
MFS/Sun Life Total Return Series S Class	05	2004	11.998	13.048	1,875
MFS/Sun Life Total Return Series S Class	05	2003	10.495	11.998	1,926
MFS/Sun Life Total Return Series S Class	05	2002	10.000	10.495	0

MFS/Sun Life Total Return Series S Class	06	2005	12.999	13.058	15,047
MFS/Sun Life Total Return Series S Class	06	2004	11.972	12.999	12,429
MFS/Sun Life Total Return Series S Class	06	2003	10.488	11.972	10,420
MFS/Sun Life Total Return Series S Class	06	2002	10.000	10.488	561

MFS/Sun Life Utilities Series S Class	01	2005	18.916	21.751	25,453
MFS/Sun Life Utilities Series S Class	01	2004	14.801	18.916	8,515
MFS/Sun Life Utilities Series S Class	01	2003	11.069	14.801	3,166
MFS/Sun Life Utilities Series S Class	01	2002	10.000	11.069	0

MFS/Sun Life Utilities Series S Class	02	2005	18.823	21.601	13,330
MFS/Sun Life Utilities Series S Class	02	2004	14.759	18.823	8,211
MFS/Sun Life Utilities Series S Class	02	2003	11.060	14.759	5,452
MFS/Sun Life Utilities Series S Class	02	2002	10.000	11.060	0

MFS/Sun Life Utilities Series S Class	03	2005	18.800	21.564	1,026
MFS/Sun Life Utilities Series S Class	03	2004	14.748	18.800	0
MFS/Sun Life Utilities Series S Class	03	2003	11.057	14.748	0
MFS/Sun Life Utilities Series S Class	03	2002	10.000	11.057	0

MFS/Sun Life Utilities Series S Class	04	2005	18.731	21.451	6,985
MFS/Sun Life Utilities Series S Class	04	2004	14.717	18.731	1,207
MFS/Sun Life Utilities Series S Class	04	2003	11.051	14.717	1,707
MFS/Sun Life Utilities Series S Class	04	2002	10.000	11.051	0

MFS/Sun Life Utilities Series S Class	05	2005	18.708	21.414	0
MFS/Sun Life Utilities Series S Class	05	2004	14.706	18.708	0
MFS/Sun Life Utilities Series S Class	05	2003	11.048	14.706	0
MFS/Sun Life Utilities Series S Class	05	2002	10.000	11.048	0

MFS/Sun Life Utilities Series S Class	06	2005	18.639	21.303	55
MFS/Sun Life Utilities Series S Class	06	2004	14.674	18.639	0
MFS/Sun Life Utilities Series S Class	06	2003	11.041	14.674	0
MFS/Sun Life Utilities Series S Class	06	2002	10.000	11.041	0

MFS/Sun Life Value Series S Class	01	2005	14.566	15.227	51,348
MFS/Sun Life Value Series S Class	01	2004	12.865	14.566	39,154
MFS/Sun Life Value Series S Class	01	2003	10.463	12.865	19,225
MFS/Sun Life Value Series S Class	01	2002	10.000	10.463	281

MFS/Sun Life Value Series S Class	02	2005	14.495	15.122	43,102
MFS/Sun Life Value Series S Class	02	2004	12.829	14.495	26,787
MFS/Sun Life Value Series S Class	02	2003	10.454	12.829	14,312
MFS/Sun Life Value Series S Class	02	2002	10.000	10.454	259

MFS/Sun Life Value Series S Class	03	2005	14.477	15.096	1,520
MFS/Sun Life Value Series S Class	03	2004	12.819	14.477	2,122
MFS/Sun Life Value Series S Class	03	2003	10.452	12.819	1,117
MFS/Sun Life Value Series S Class	03	2002	10.000	10.452	0

MFS/Sun Life Value Series S Class	04	2005	14.424	15.017	53,803
MFS/Sun Life Value Series S Class	04	2004	12.792	14.424	50,432
MFS/Sun Life Value Series S Class	04	2003	10.446	12.792	32,084
MFS/Sun Life Value Series S Class	04	2002	10.000	10.446	4,334

MFS/Sun Life Value Series S Class	05	2005	14.406	14.991	0
MFS/Sun Life Value Series S Class	05	2004	12.783	14.406	0
MFS/Sun Life Value Series S Class	05	2003	10.443	12.783	3,611
MFS/Sun Life Value Series S Class	05	2002	10.000	10.443	0

MFS/Sun Life Value Series S Class	06	2005	14.353	14.913	2,320
MFS/Sun Life Value Series S Class	06	2004	12.755	14.353	2,241
MFS/Sun Life Value Series S Class	06	2003	10.437	12.755	2,241
MFS/Sun Life Value Series S Class	06	2002	10.000	10.437	0

Mutual Shares Securities Fund	01	2005	13.801	14.999	100,866
Mutual Shares Securities Fund	01	2004	12.466	13.801	81,910
Mutual Shares Securities Fund	01	2003	10.133	12.466	8,458
Mutual Shares Securities Fund	01	2002	10.000	10.133	2,060

Mutual Shares Securities Fund	02	2005	13.734	14.896	130,704
Mutual Shares Securities Fund	02	2004	12.430	13.734	85,179
Mutual Shares Securities Fund	02	2003	10.125	12.430	23,499
Mutual Shares Securities Fund	02	2002	10.000	10.125	0

Mutual Shares Securities Fund	03	2005	13.717	14.870	2,704
Mutual Shares Securities Fund	03	2004	12.421	13.717	0
Mutual Shares Securities Fund	03	2003	10.123	12.421	0
Mutual Shares Securities Fund	03	2002	10.000	10.123	0

Mutual Shares Securities Fund	04	2005	13.666	14.792	93,831
Mutual Shares Securities Fund	04	2004	12.395	13.666	42,750
Mutual Shares Securities Fund	04	2003	10.116	12.395	14,403
Mutual Shares Securities Fund	04	2002	10.000	10.116	1,833

Mutual Shares Securities Fund	05	2005	13.650	14.767	2,375
Mutual Shares Securities Fund	05	2004	12.386	13.650	2,375
Mutual Shares Securities Fund	05	2003	10.114	12.386	2,418
Mutual Shares Securities Fund	05	2002	10.000	10.114	0

Mutual Shares Securities Fund	06	2005	13.599	14.690	7,164
Mutual Shares Securities Fund	06	2004	12.359	13.599	4,769
Mutual Shares Securities Fund	06	2003	10.108	12.359	0
Mutual Shares Securities Fund	06	2002	10.000	10.108	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	14.573	15.023	34,941
Oppenheimer Capital Appreciation Fund/VA	01	2004	13.906	14.573	43,121
Oppenheimer Capital Appreciation Fund/VA	01	2003	10.824	13.906	24,378
Oppenheimer Capital Appreciation Fund/VA	01	2002	10.000	10.824	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	14.502	14.919	70,337
Oppenheimer Capital Appreciation Fund/VA	02	2004	13.866	14.502	65,098
Oppenheimer Capital Appreciation Fund/VA	02	2003	10.815	13.866	32,421
Oppenheimer Capital Appreciation Fund/VA	02	2002	10.000	10.815	619

Oppenheimer Capital Appreciation Fund/VA	03	2005	14.484	14.893	2,407
Oppenheimer Capital Appreciation Fund/VA	03	2004	13.856	14.484	2,626
Oppenheimer Capital Appreciation Fund/VA	03	2003	10.813	13.856	38
Oppenheimer Capital Appreciation Fund/VA	03	2002	10.000	10.813	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	14.431	14.815	26,718
Oppenheimer Capital Appreciation Fund/VA	04	2004	13.826	14.431	20,131
Oppenheimer Capital Appreciation Fund/VA	04	2003	10.806	13.826	3,866
Oppenheimer Capital Appreciation Fund/VA	04	2002	10.000	10.806	0

Oppenheimer Capital Appreciation Fund/VA	05	2005	14.413	14.790	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	13.816	14.413	0
Oppenheimer Capital Appreciation Fund/VA	05	2003	10.804	13.816	0
Oppenheimer Capital Appreciation Fund/VA	05	2002	10.000	10.804	0

Oppenheimer Capital Appreciation Fund/VA	06	2005	14.360	14.713	2,291
Oppenheimer Capital Appreciation Fund/VA	06	2004	13.787	14.360	2,293
Oppenheimer Capital Appreciation Fund/VA	06	2003	10.797	13.787	0
Oppenheimer Capital Appreciation Fund/VA	06	2002	10.000	10.797	0

Oppenheimer Global Securities Fund	01	2005	12.257	13.744	24,123
Oppenheimer Global Securities Fund	01	2004	10.489	12.257	6,316
Oppenheimer Global Securities Fund	01	2003	10.000	10.489	0

Oppenheimer Global Securities Fund	02	2005	12.231	13.686	44,834
Oppenheimer Global Securities Fund	02	2004	10.488	12.231	9,872
Oppenheimer Global Securities Fund	02	2003	10.000	10.488	0

Oppenheimer Global Securities Fund	03	2005	12.224	13.672	0
Oppenheimer Global Securities Fund	03	2004	10.488	12.224	0
Oppenheimer Global Securities Fund	03	2003	10.000	10.488	0

Oppenheimer Global Securities Fund	04	2005	12.204	13.628	14,686
Oppenheimer Global Securities Fund	04	2004	10.487	12.204	11,586
Oppenheimer Global Securities Fund	04	2003	10.000	10.487	0

Oppenheimer Global Securities Fund	05	2005	12.197	13.614	0
Oppenheimer Global Securities Fund	05	2004	10.486	12.197	0
Oppenheimer Global Securities Fund	05	2003	10.000	10.486	0

Oppenheimer Global Securities Fund	06	2005	12.177	13.571	784
Oppenheimer Global Securities Fund	06	2004	10.485	12.177	664
Oppenheimer Global Securities Fund	06	2003	10.000	10.485	0

Oppenheimer Main St. Fund/VA	01	2005	13.517	14.050	94,763
Oppenheimer Main St. Fund/VA	01	2004	12.599	13.517	55,706
Oppenheimer Main St. Fund/VA	01	2003	10.137	12.599	10,585
Oppenheimer Main St. Fund/VA	01	2002	10.000	10.137	0

Oppenheimer Main St. Fund/VA	02	2005	13.451	13.953	261,446
Oppenheimer Main St. Fund/VA	02	2004	12.563	13.451	124,534
Oppenheimer Main St. Fund/VA	02	2003	10.128	12.563	21,636
Oppenheimer Main St. Fund/VA	02	2002	10.000	10.128	263

Oppenheimer Main St. Fund/VA	03	2005	13.434	13.929	0
Oppenheimer Main St. Fund/VA	03	2004	12.554	13.434	2,248
Oppenheimer Main St. Fund/VA	03	2003	10.126	12.554	0
Oppenheimer Main St. Fund/VA	03	2002	10.000	10.126	0

Oppenheimer Main St. Fund/VA	04	2005	13.385	13.857	63,687
Oppenheimer Main St. Fund/VA	04	2004	12.527	13.385	17,991
Oppenheimer Main St. Fund/VA	04	2003	10.120	12.527	850
Oppenheimer Main St. Fund/VA	04	2002	10.000	10.120	0

Oppenheimer Main St. Fund/VA	05	2005	13.368	13.833	0
Oppenheimer Main St. Fund/VA	05	2004	12.518	13.368	0
Oppenheimer Main St. Fund/VA	05	2003	10.118	12.518	0
Oppenheimer Main St. Fund/VA	05	2002	10.000	10.118	0

Oppenheimer Main St. Fund/VA	06	2005	13.319	13.760	1,237
Oppenheimer Main St. Fund/VA	06	2004	12.491	13.319	1,265
Oppenheimer Main St. Fund/VA	06	2003	10.111	12.491	0
Oppenheimer Main St. Fund/VA	06	2002	10.000	10.111	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	16.803	18.123	16,837
Oppenheimer Main St. Small Cap Fund/VA	01	2004	14.344	16.803	20,181
Oppenheimer Main St. Small Cap Fund/VA	01	2003	10.116	14.344	10,139
Oppenheimer Main St. Small Cap Fund/VA	01	2002	10.000	10.116	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	16.721	17.998	21,898
Oppenheimer Main St. Small Cap Fund/VA	02	2004	14.303	16.721	16,558
Oppenheimer Main St. Small Cap Fund/VA	02	2003	10.107	14.303	8,366
Oppenheimer Main St. Small Cap Fund/VA	02	2002	10.000	10.107	506

Oppenheimer Main St. Small Cap Fund/VA	03	2005	16.701	17.967	4
Oppenheimer Main St. Small Cap Fund/VA	03	2004	14.292	16.701	1,387
Oppenheimer Main St. Small Cap Fund/VA	03	2003	10.105	14.292	0
Oppenheimer Main St. Small Cap Fund/VA	03	2002	10.000	10.105	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	16.639	17.873	30,809
Oppenheimer Main St. Small Cap Fund/VA	04	2004	14.262	16.639	30,297
Oppenheimer Main St. Small Cap Fund/VA	04	2003	10.099	14.262	18,695
Oppenheimer Main St. Small Cap Fund/VA	04	2002	10.000	10.099	4,603

Oppenheimer Main St. Small Cap Fund/VA	05	2005	16.619	17.843	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2004	14.251	16.619	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2003	10.097	14.251	4,156
Oppenheimer Main St. Small Cap Fund/VA	05	2002	10.000	10.097	0

Oppenheimer Main St. Small Cap Fund/VA	06	2005	16.558	17.750	646
Oppenheimer Main St. Small Cap Fund/VA	06	2004	14.221	16.558	646
Oppenheimer Main St. Small Cap Fund/VA	06	2003	10.091	14.221	0
Oppenheimer Main St. Small Cap Fund/VA	06	2002	10.000	10.091	0

PIMCO Emerging Markets Bond Portfolio	01	2005	16.578	18.055	15,843
PIMCO Emerging Markets Bond Portfolio	01	2004	15.042	16.578	3,677
PIMCO Emerging Markets Bond Portfolio	01	2003	10.000	15.042	0

PIMCO Emerging Markets Bond Portfolio	02	2005	16.502	17.936	6,638
PIMCO Emerging Markets Bond Portfolio	02	2004	15.004	16.502	1,167
PIMCO Emerging Markets Bond Portfolio	02	2003	10.000	15.004	0

PIMCO Emerging Markets Bond Portfolio	03	2005	16.483	17.906	1,904
PIMCO Emerging Markets Bond Portfolio	03	2004	14.994	16.483	0
PIMCO Emerging Markets Bond Portfolio	03	2003	10.000	14.994	0

PIMCO Emerging Markets Bond Portfolio	04	2005	16.427	17.817	12,930
PIMCO Emerging Markets Bond Portfolio	04	2004	14.966	16.427	3,954
PIMCO Emerging Markets Bond Portfolio	04	2003	10.000	14.966	0

PIMCO Emerging Markets Bond Portfolio	05	2005	16.408	17.787	0
PIMCO Emerging Markets Bond Portfolio	05	2004	14.956	16.408	0
PIMCO Emerging Markets Bond Portfolio	05	2003	10.000	14.956	0

PIMCO Emerging Markets Bond Portfolio	06	2005	16.351	17.699	0
PIMCO Emerging Markets Bond Portfolio	06	2004	14.927	16.351	0
PIMCO Emerging Markets Bond Portfolio	06	2003	10.000	14.927	0

PIMCO Low Duration Portfolio	01	2005	10.018	9.948	258,763
PIMCO Low Duration Portfolio	01	2004	10.007	10.018	179,010
PIMCO Low Duration Portfolio	01	2003	10.000	10.007	0

PIMCO Low Duration Portfolio	02	2005	9.997	9.907	439,272
PIMCO Low Duration Portfolio	02	2004	10.006	9.997	289,746
PIMCO Low Duration Portfolio	02	2003	10.000	10.006	0

PIMCO Low Duration Portfolio	03	2005	9.991	9.896	4,273
PIMCO Low Duration Portfolio	03	2004	10.005	9.991	1,412
PIMCO Low Duration Portfolio	03	2003	10.000	10.005	0

PIMCO Low Duration Portfolio	04	2005	9.975	9.865	109,806
PIMCO Low Duration Portfolio	04	2004	10.004	9.975	46,420
PIMCO Low Duration Portfolio	04	2003	10.000	10.004	0

PIMCO Low Duration Portfolio	05	2005	9.970	9.855	0
PIMCO Low Duration Portfolio	05	2004	10.004	9.970	0
PIMCO Low Duration Portfolio	05	2003	10.000	10.004	0

PIMCO Low Duration Portfolio	06	2005	9.953	9.823	9,913
PIMCO Low Duration Portfolio	06	2004	10.003	9.953	9,752
PIMCO Low Duration Portfolio	06	2003	10.000	10.003	0

PIMCO Real Return Portfolio	01	2005	12.069	12.113	127,874
PIMCO Real Return Portfolio	01	2004	11.272	12.069	65,798
PIMCO Real Return Portfolio	01	2003	10.535	11.272	22,479
PIMCO Real Return Portfolio	01	2002	10.000	10.535	63

PIMCO Real Return Portfolio	02	2005	12.009	12.029	150,407
PIMCO Real Return Portfolio	02	2004	11.240	12.009	95,540
PIMCO Real Return Portfolio	02	2003	10.526	11.240	69,927
PIMCO Real Return Portfolio	02	2002	10.000	10.526	8,541

PIMCO Real Return Portfolio	03	2005	11.995	12.008	2,419
PIMCO Real Return Portfolio	03	2004	11.232	11.995	6,998
PIMCO Real Return Portfolio	03	2003	10.524	11.232	306
PIMCO Real Return Portfolio	03	2002	10.000	10.524	0

PIMCO Real Return Portfolio	04	2005	11.951	11.946	187,202
PIMCO Real Return Portfolio	04	2004	11.208	11.951	123,730
PIMCO Real Return Portfolio	04	2003	10.517	11.208	40,013
PIMCO Real Return Portfolio	04	2002	10.000	10.517	4,358

PIMCO Real Return Portfolio	05	2005	11.936	11.925	2,678
PIMCO Real Return Portfolio	05	2004	11.200	11.936	3,334
PIMCO Real Return Portfolio	05	2003	10.515	11.200	3,998
PIMCO Real Return Portfolio	05	2002	10.000	10.515	0

PIMCO Real Return Portfolio	06	2005	11.892	11.863	12,148
PIMCO Real Return Portfolio	06	2004	11.176	11.892	11,934
PIMCO Real Return Portfolio	06	2003	10.508	11.176	2,281
PIMCO Real Return Portfolio	06	2002	10.000	10.508	0

PIMCO Total Return Portfolio	01	2005	11.053	11.132	147,843
PIMCO Total Return Portfolio	01	2004	10.720	11.053	109,848
PIMCO Total Return Portfolio	01	2003	10.382	10.720	60,384
PIMCO Total Return Portfolio	01	2002	10.000	10.382	1,286

PIMCO Total Return Portfolio	02	2005	10.999	11.055	269,419
PIMCO Total Return Portfolio	02	2004	10.690	10.999	173,903
PIMCO Total Return Portfolio	02	2003	10.373	10.690	112,824
PIMCO Total Return Portfolio	02	2002	10.000	10.373	7,458

PIMCO Total Return Portfolio	03	2005	10.985	11.036	3,451
PIMCO Total Return Portfolio	03	2004	10.682	10.985	7,074
PIMCO Total Return Portfolio	03	2003	10.371	10.682	2,442
PIMCO Total Return Portfolio	03	2002	10.000	10.371	0

PIMCO Total Return Portfolio	04	2005	10.945	10.979	96,638
PIMCO Total Return Portfolio	04	2004	10.659	10.945	93,884
PIMCO Total Return Portfolio	04	2003	10.365	10.659	53,676
PIMCO Total Return Portfolio	04	2002	10.000	10.365	15,866

PIMCO Total Return Portfolio	05	2005	10.932	10.960	1,928
PIMCO Total Return Portfolio	05	2004	10.651	10.932	3,882
PIMCO Total Return Portfolio	05	2003	10.363	10.651	11,388
PIMCO Total Return Portfolio	05	2002	10.000	10.363	0

PIMCO Total Return Portfolio	06	2005	10.891	10.902	5,485
PIMCO Total Return Portfolio	06	2004	10.628	10.891	9,356
PIMCO Total Return Portfolio	06	2003	10.356	10.628	4,435
PIMCO Total Return Portfolio	06	2002	10.000	10.356	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.218	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.214	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.213	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.211	0

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.210	0

PIMCO VIT All Asset Portfolio	06	2005	10.000	10.207	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.296	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.292	1,921

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.289	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	05	2005	10.000	10.288	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	06	2005	10.000	10.286	0

Sun Capital All Cap S Class	01	2005	11.135	10.839	191
Sun Capital All Cap S Class	01	2004	10.000	11.135	3,094
Sun Capital All Cap S Class	01	2003	10.000	10.000	0

Sun Capital All Cap S Class	02	2005	11.114	10.797	8,616
Sun Capital All Cap S Class	02	2004	10.000	11.114	2,441
Sun Capital All Cap S Class	02	2003	10.000	10.000	0

Sun Capital All Cap S Class	03	2005	11.109	10.787	322
Sun Capital All Cap S Class	03	2004	10.000	11.109	4,190
Sun Capital All Cap S Class	03	2003	10.000	10.000	0

Sun Capital All Cap S Class	04	2005	11.094	10.755	19,786
Sun Capital All Cap S Class	04	2004	10.000	11.094	26,543
Sun Capital All Cap S Class	04	2003	10.000	10.000	0

Sun Capital All Cap S Class	05	2005	11.089	10.745	0
Sun Capital All Cap S Class	05	2004	10.000	11.089	0
Sun Capital All Cap S Class	05	2003	10.000	10.000	0

Sun Capital All Cap S Class	06	2005	11.073	10.713	6,217
Sun Capital All Cap S Class	06	2004	10.000	11.073	6,217
Sun Capital All Cap S Class	06	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	01	2005	10.337	10.338	76,423
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.337	6,304
Sun Capital Investment Grade Bond S Class	01	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	02	2005	10.318	10.298	41,786
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.318	9,756
Sun Capital Investment Grade Bond S Class	02	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	03	2005	10.313	10.288	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.313	0
Sun Capital Investment Grade Bond S Class	03	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	04	2005	10.299	10.258	1,158
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.299	0
Sun Capital Investment Grade Bond S Class	04	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	05	2005	10.294	10.248	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.294	0
Sun Capital Investment Grade Bond S Class	05	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	06	2005	10.279	10.218	0
Sun Capital Investment Grade Bond S Class	06	2004	10.000	10.279	0
Sun Capital Investment Grade Bond S Class	06	2003	10.000	10.000	0

Sun Capital Real Estate Fund	01	2005	17.648	19.026	14,714
Sun Capital Real Estate Fund	01	2004	13.467	17.648	17,263
Sun Capital Real Estate Fund	01	2003	10.077	13.467	14,414
Sun Capital Real Estate Fund	01	2002	10.000	10.077	0

Sun Capital Real Estate Fund	02	2005	17.561	18.895	20,889
Sun Capital Real Estate Fund	02	2004	13.428	17.561	29,928
Sun Capital Real Estate Fund	02	2003	10.069	13.428	33,166
Sun Capital Real Estate Fund	02	2002	10.000	10.069	281

Sun Capital Real Estate Fund	03	2005	17.540	18.862	0
Sun Capital Real Estate Fund	03	2004	13.419	17.540	33
Sun Capital Real Estate Fund	03	2003	10.066	13.419	20
Sun Capital Real Estate Fund	03	2002	10.000	10.066	0

Sun Capital Real Estate Fund	04	2005	17.475	18.764	10,384
Sun Capital Real Estate Fund	04	2004	13.390	17.475	8,694
Sun Capital Real Estate Fund	04	2003	10.060	13.390	7,699
Sun Capital Real Estate Fund	04	2002	10.000	10.060	708

Sun Capital Real Estate Fund	05	2005	17.454	18.731	0
Sun Capital Real Estate Fund	05	2004	13.380	17.454	0
Sun Capital Real Estate Fund	05	2003	10.058	13.380	0
Sun Capital Real Estate Fund	05	2002	10.000	10.058	0

Sun Capital Real Estate Fund	06	2005	17.390	18.634	0
Sun Capital Real Estate Fund	06	2004	13.351	17.390	0
Sun Capital Real Estate Fund	06	2003	10.052	13.351	0
Sun Capital Real Estate Fund	06	2002	10.000	10.052	0

Sun Capital Real Estate Fund S Class	01	2005	12.417	13.350	42,388
Sun Capital Real Estate Fund S Class	01	2004	10.000	12.417	24,720
Sun Capital Real Estate Fund S Class	01	2003	10.000	10.000	0

Sun Capital Real Estate Fund S Class	02	2005	12.394	13.298	45,042
Sun Capital Real Estate Fund S Class	02	2004	10.000	12.394	28,102
Sun Capital Real Estate Fund S Class	02	2003	10.000	10.000	0

Sun Capital Real Estate Fund S Class	03	2005	12.389	13.285	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	12.389	0
Sun Capital Real Estate Fund S Class	03	2003	10.000	10.000	0

Sun Capital Real Estate Fund S Class	04	2005	12.371	13.247	88,778
Sun Capital Real Estate Fund S Class	04	2004	10.000	12.371	34,111
Sun Capital Real Estate Fund S Class	04	2003	10.000	10.000	0

Sun Capital Real Estate Fund S Class	05	2005	12.366	13.234	0
Sun Capital Real Estate Fund S Class	05	2004	10.000	12.366	0
Sun Capital Real Estate Fund S Class	05	2003	10.000	10.000	0

Sun Capital Real Estate Fund S Class	06	2005	12.348	13.195	4,985
Sun Capital Real Estate Fund S Class	06	2004	10.000	12.348	2,277
Sun Capital Real Estate Fund S Class	06	2003	10.000	10.000	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.206	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.202	1,791

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.201	3,826

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.198	0

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.197	0

Templeton Developing Markets Securities Fund, Class 2	06	2005	10.000	11.194	0

Templeton Foreign Securities Fund	01	2005	14.558	15.767	139,751
Templeton Foreign Securities Fund	01	2004	12.495	14.558	100,504
Templeton Foreign Securities Fund	01	2003	9.614	12.495	42,960
Templeton Foreign Securities Fund	01	2002	10.000	9.614	53,262

Templeton Foreign Securities Fund	02	2005	14.487	15.658	281,734
Templeton Foreign Securities Fund	02	2004	12.460	14.487	146,239
Templeton Foreign Securities Fund	02	2003	9.606	12.460	51,810
Templeton Foreign Securities Fund	02	2002	10.000	9.606	0

Templeton Foreign Securities Fund	03	2005	14.469	15.631	1,294
Templeton Foreign Securities Fund	03	2004	12.451	14.469	2,543
Templeton Foreign Securities Fund	03	2003	9.604	12.451	270
Templeton Foreign Securities Fund	03	2002	10.000	9.604	0

Templeton Foreign Securities Fund	04	2005	14.416	15.549	80,483
Templeton Foreign Securities Fund	04	2004	12.424	14.416	40,074
Templeton Foreign Securities Fund	04	2003	9.598	12.424	17,600
Templeton Foreign Securities Fund	04	2002	10.000	9.598	1,615

Templeton Foreign Securities Fund	05	2005	14.398	15.522	4,674
Templeton Foreign Securities Fund	05	2004	12.415	14.398	4,674
Templeton Foreign Securities Fund	05	2003	9.596	12.415	3,731
Templeton Foreign Securities Fund	05	2002	10.000	9.596	0

Templeton Foreign Securities Fund	06	2005	14.345	15.441	2,678
Templeton Foreign Securities Fund	06	2004	12.388	14.345	4,241
Templeton Foreign Securities Fund	06	2003	9.590	12.388	1,466
Templeton Foreign Securities Fund	06	2002	10.000	9.590	0

Templeton Growth Securities Fund Class 2	01	2005	15.680	16.781	19,544
Templeton Growth Securities Fund Class 2	01	2004	13.749	15.680	3,162
Templeton Growth Securities Fund Class 2	01	2003	10.000	13.749	0

Templeton Growth Securities Fund Class 2	02	2005	15.608	16.670	35,232
Templeton Growth Securities Fund Class 2	02	2004	13.714	15.608	10,287
Templeton Growth Securities Fund Class 2	02	2003	10.000	13.714	0

Templeton Growth Securities Fund Class 2	03	2005	15.590	16.642	0
Templeton Growth Securities Fund Class 2	03	2004	13.705	15.590	0
Templeton Growth Securities Fund Class 2	03	2003	10.000	13.705	0

Templeton Growth Securities Fund Class 2	04	2005	15.537	16.559	20,829
Templeton Growth Securities Fund Class 2	04	2004	13.679	15.537	17,018
Templeton Growth Securities Fund Class 2	04	2003	10.000	13.679	0

Templeton Growth Securities Fund Class 2	05	2005	15.519	16.532	0
Templeton Growth Securities Fund Class 2	05	2004	13.670	15.519	0
Templeton Growth Securities Fund Class 2	05	2003	10.000	13.670	0

Templeton Growth Securities Fund Class 2	06	2005	15.465	16.450	3,918
Templeton Growth Securities Fund Class 2	06	2004	13.644	15.465	3,919
Templeton Growth Securities Fund Class 2	06	2003	10.000	13.644	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 752-7215

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481